Exhibit 10.10

THIRD AMENDED AND RESTATED RESTRICTED SHARE AGREEMENT

THIS THIRD AMENDED AND RESTATED RESTRICTED SHARE AGREEMENT (this “Agreement”) is made and entered into as of September 26, 2018 by and among (i) Jinxin Technology Holding Company, an exempted company organized under the laws of the Cayman Islands (the “Company”), (ii) Jin Xu (the “Principal”); (iii) Namibox Technology Limited (the “Principal Holding Company”) and (iv) China Broadband Capital Partners III, L.P., Gifted Ventures II Limited, Pearson Education Asia Limited and Wu Capital Limited (collectively, the “Investors” and each an “Investor”).

WHEREAS, the parties hereto are parties to that certain Series C Preferred Share Purchase Agreement dated as of September 26, 2018 (the “Purchase Agreement”) by and among the Company, certain subsidiaries and affiliates of the Company, the Principal, the Principal Holding Company, the Investors and certain other parties thereto (each capitalized term used but not defined herein shall have the meaning ascribed to it in the Purchase Agreement);

WHEREAS, the parties hereto are parties to that certain Shareholders Agreement dated as of the date hereof (the “Shareholders Agreement”) by and among the Company, certain subsidiaries and affiliates of the Company, the Principal, the Principal Holding Company, the Investors and certain other parties thereto;

WHEREAS, the Principal beneficially owns and the Principal Holding Company is the record owner of 357,136,213 ordinary shares, par value US$0.00001428571428 per share, of the Company (“Ordinary Shares”); and

WHEREAS, the Purchase Agreement provides that the execution and delivery of this Agreement by the parties hereto shall be a condition precedent to the consummation of the transactions contemplated thereunder.

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto further agree as follows:

1. Designation of Restricted Shares. All of the Ordinary Shares held by the Principal directly or indirectly (including without limitation through the Principal Holding Company) as of the date hereof are hereby designated as “Restricted Shares”, subject to adjustments as hereinafter provided.

2. Repurchase Right.

(a) Repurchase Right. In the event the Principal’s service relationship with the Company terminates for any reason (the “Trigger Event”), then the Company shall have the right, at its sole discretion, to repurchase from the Principal and/or the Principal Holding Company or other person or entity that holds the Restricted Shares for or on behalf of the Principal or Principal Holding Company (which person or entity will be deemed as the Principal Holding Company for the purpose of this Agreement) all of the Restricted Shares that have not been released from the Repurchase Right as provided below, at a per share price equal to the par value of the Ordinary Shares (the “Repurchase Price”), up to but not exceeding the number of Restricted Shares that have not vested in accordance with the provisions of Section 2(b) below as of such termination date (the “Repurchase Right”). Each of the Principal and the Principal Holding Company hereby acknowledges that the Company has no obligation, either now or in the future, to repurchase any Restricted Shares, whether vested or unvested, at any time.

(b) Vesting Terms. One hundred percent (100%) of the Restricted Shares shall initially be unvested and subject to the Repurchase Right, and shall vest and be released from the Repurchase Right annually in five (5) equal installments over five years commencing from the December 31, 2015, provided that the Principal remains an employee of any Group company as of the date of such vesting and release.

(c) Exercise of the Repurchase Right. The Repurchase Right with respect to the Restricted Shares to be repurchased by the Company shall be exercised by the Company’s written notice delivered to the Principal or Principal Holding Company, as applicable, within sixty (60) days after the occurrence of the Trigger Event (the “Repurchase Period”). The notice shall indicate the number of Restricted Shares to be repurchased and the date on which the repurchase is to be effected, such date to be not later than the last day of the Repurchase Period. Without requirement of further action on the part of either party hereto, the Repurchase Right shall be deemed to have been automatically enforced as to the Restricted Shares to be repurchased by the last day of the Repurchase Period, unless the Company declines in writing to enforce its Repurchase Right (with the prior written consent of Investors) prior to such time. On the date on which the repurchase is to be effected, the Company or its permitted assigns shall pay to the Principal or Principal Holding Company, as applicable, in cash or cash equivalents (including the cancellation of indebtedness) the Repurchase Price for such Restricted Shares, plus any additional funds for any Additional Securities (defined below) in respect thereof. Upon such payment to the Principal or Principal Holding Company as provided in the preceding sentence, the Company or its permitted assigns shall become the legal and beneficial owner of the Restricted Shares (including any Additional Securities in respect thereof) being repurchased and all rights and interest thereon or related thereto, and the Company shall have the right to transfer to its own name or its permitted assigns the number of Restricted Shares (including any Additional Securities in respect thereof) so repurchased, without further action by the Principal the Principal Holding Company or any other party.

(d) Assignment. Except as provided in this Section 2(d), the Company may not assign the Repurchase Right to any party without the prior written consent of the Investors and the Principal. Notwithstanding the foregoing, if the Company shall not be able to exercise the Repurchase Right in full for any reason, the Company shall notify the Investors in writing not later than the expiration of the Repurchase Period and the Investors shall thereupon have the right (the “Investor Purchase Right”) to purchase up to all of Restricted Shares subject to the Repurchase Right within sixty (60) days from the earlier of the receipt of the Company’s notice of non-exercise or the expiration of the Repurchase Period in accordance with the provisions of this Section 2 and on the same terms and for the same price as the Repurchase Right. Notwithstanding anything to the contrary herein, if the Company shall not have exercised Repurchase Right, or if the notice of non-exercise of Repurchase Right by the Company shall not have been received by the Investors, within the Repurchase Period for any reason, the Company shall be deemed to have elected not to exercise its Repurchase Right and the Investors shall have sixty (60) days from the last day of the Repurchase Period to exercise their respective Investor Purchase Right hereunder.

(e) Termination of the Repurchase Right. The Repurchase Right shall terminate upon (i) its exercise in full, or (ii) when all of the Restricted Shares have vested and have been released from the Repurchase Right. Promptly after the termination of the Repurchase Right, the Company shall, if required, cause to be delivered to the Principal or Principal Holding Company, as applicable, a new share certificate or certificates representing the number of vested Ordinary Shares to which the Principal is entitled under this Agreement.

3. Transfer Restrictions. The Principal shall not, and shall cause the Principal Holding Company not to sell, assign, hypothecate, donate, encumber or otherwise dispose of any interest in the Restricted Shares prior to the termination of the Repurchase Right with respect thereto hereunder. Thereafter the Restricted Shares may be sold, transferred or otherwise disposed of in accordance with the Shareholders Agreement. Any attempt to transfer such Restricted Shares in violation of this Section 3 shall be null and void and shall be disregarded by the Company. Each of the Principal and Principal Holding Company agrees not to circumvent or otherwise avoid the transfer restrictions or intent thereof set forth in this Agreement, whether by holding the Restricted Shares indirectly through another entity (including the Principal Holding Company) or by causing or effecting, directly or indirectly, the transfer or issuance of any Restricted Shares by any such entity (including the Principal Holding Company), or otherwise. Each of the Principal and the Principal Holding Company furthermore agrees that, so long as the Principal is bound by this Agreement, the transfer, sale or issuance of any Restricted Shares of the Principal Holding Company without the prior written consent of at least two-thirds (2/3) of the Board (but shall always include the approval of both of the Wu Capital Director and Series A Directors as defined in the Fifth Amended and Restated Memorandum of Association) shall be prohibited, and the Principal and the Principal Holding Company agrees not to make, cause or permit any transfer, sale or issuance of any Restricted Shares by the Principal Holding Company without the prior written consent of at least two-thirds (2/3) of the Board (but shall always include the approval of both of the Wu Capital Director and Series A Directors) except for the transfer for legitimate estate planning purposes provided that such transferees become bound by the obligations of the Principal and the Principal Holding Company under this Agreement with respect to the transferred Restricted Shares.

4. Additional Securities. Any securities or cash received by the Principal or the Principal Holding Company as the result of ownership of the Restricted Shares (the “Additional Securities”), including, but not by way of limitation, warrants, options and securities received as a share dividend or share split, or as a result of a recapitalization or reorganization or other similar change in the Company’s capital structure, shall be retained in escrow in the same manner (to the extent that such Additional Securities are received as a result of ownership of the Restricted Shares) and subject to the same conditions and restrictions as the Restricted Shares as provided in this Agreement, including, without limitation, the Repurchase Right applicable thereto. The Principal and the Principal Holding Company shall be entitled to direct the Company to exercise any warrant or option received as Additional Securities upon supplying the funds necessary to do so, in which event the securities so purchased shall constitute Additional Securities, which shall be subject to the transfer restrictions and vesting arrangements of the Restricted Shares under Section 2 above. If any Additional Securities received by the Principal or the Principal Holding Company consist of a convertible security, the Principal or the Principal Holding Company, as applicable, may exercise any conversion right, and any securities so acquired shall constitute Additional Securities. Appropriate adjustments to reflect the distribution of Additional Securities shall be made, as approved by the Board (which shall always include the approval of both of the Wu Capital Director and Series A Directors), to the price per share to be paid upon the exercise of the Repurchase Right in order to reflect the effect of any such transaction upon the Company’s capital structure.

5. Stop-Transfer Notices. In order to ensure compliance with the terms of this Agreement, the Company may issue appropriate “stop transfer” instructions to its transfer agent, if any, and, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

6. Refusal to Transfer. The Company shall not (i) transfer on its books any Restricted Shares that have been sold or otherwise transferred in violation of any of the provisions of this Agreement or (ii) treat as owner of such Restricted Shares, or to accord the right to vote or pay dividends to, any purchaser or other transferee to whom such Restricted Shares shall have been so transferred.

7. Restrictive Legends. Each of the Principal and the Principal Holding Company understands and agrees that the Company shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Restricted Shares together with any other legends that may be required by the Company or by applicable securities laws:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND A REPURCHASE RIGHT HELD BY THE ISSUER OR ITS PERMITTED ASSIGNEE(S) AS SET FORTH IN THE THIRD AMENDED AND RESTATED RESTRICTED SHARE AGREEMENT, A COPY OF WHICH MAY BE OBTAINED AT THE PRINCIPAL OFFICE OF THE ISSUER. SUCH TRANSFER RESTRICTIONS AND REPURCHASE RIGHT ARE BINDING ON TRANSFEREES OF THESE SHARES.

8. Governing Law. This Agreement shall be governed by and construed exclusively in accordance with the laws of the Hong Kong Special Administrative Region of the PRC (“Hong Kong”), without regard to principles of conflict of laws thereunder.

9. Entire Agreement. This Agreement, the Purchase Agreement and any Ancillary Agreements (as defined in the Purchase Agreement), together with all the exhibits hereto and thereto, constitute and contain the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, duties or obligations between the parties respecting the subject matter hereof.

10. Interpretation; Captions. This Agreement shall be construed according to its fair language. The rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be employed in interpreting this Agreement. The captions to sections of this Agreement have been inserted for identification and reference purposes only and shall not be used to construe or interpret this Agreement.

11. Dispute Resolution. The parties agree that, any dispute, controversy or claim (each, a “Dispute”) arising out of or relating to this Agreement, or the interpretation, breach, termination, validity or invalidity thereof, shall be referred to arbitration upon the demand of either party to the dispute with notice (the “Arbitration Notice”) to the other.

(i) The Dispute shall be settled by arbitration in Hong Kong by the Hong Kong International Arbitration Centre (the “HKIAC”) in accordance with the Hong Kong International Arbitration Centre Administered Arbitration Rules (the “HKIAC Rules”) in force when the Arbitration Notice is submitted in accordance with the HKIAC Rules. There shall be one (1) arbitrator. The HKIAC Council shall select the arbitrator, who shall be qualified to practice law in Hong Kong.

(ii) The arbitral proceedings shall be conducted in English. To the extent that the HKIAC Rules are in conflict with the provisions of this Section 11, including the provisions concerning the appointment of the arbitrators, the provisions of this Section 11 shall prevail.

(iii) Each party to the arbitration shall cooperate with each other party to the arbitration in making full disclosure of and providing complete access to all information and documents requested by such other party in connection with such arbitral proceedings, subject only to any confidentiality obligations binding on such party.

(iv) The award of the arbitral tribunal shall be final and binding upon the parties thereto, and the prevailing party may apply to a court of competent jurisdiction for enforcement of such award.

(v) The arbitral tribunal shall decide any Dispute submitted by the parties to the arbitration strictly in accordance with the substantive laws of Hong Kong (without regard to principles of conflict of laws thereunder) and shall not apply any other substantive law.

(vi) Any party to the Dispute shall be entitled to seek preliminary injunctive relief, if possible, from any court of competent jurisdiction pending the constitution of the arbitral tribunal.

(vii) During the course of the arbitral tribunal’s adjudication of the Dispute, this Agreement shall continue to be performed except with respect to the part in dispute and under adjudication.

12. Notices. Any notice required or permitted hereunder shall be given in accordance with the notice provisions in the Shareholders Agreement.

13. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile, e-mail or other electronic signatures shall have the same legal effect as original signatures.

14. Effective Date. This Agreement should only take effect and become binding on and enforceable against the parties hereto subject to and upon the Closing (as defined in the Purchase Agreement).

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IN WITNESS WHEREOF, the parties have executed this Amendment as of the date herein above first written.

THE COMPANY:

Jinxin Technology Holding Company

By:	/s/ Jin Xu
Name:	Jin Xu
Title:	Director/Authorized Signatory

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date herein above first written.

The undersigned (a) understands that this Agreement imposes obligations on him, (b) understands English and has read and understands the terms of this Agreement or has had this Agreement translated and explained to him, and (c) has considered this Agreement with his own tax and legal advisors and has relied solely on such advisors for tax and legal advice and will be responsible for his own liabilities resulting from this Agreement.

签字人通晓英语，已阅读了本协议并且理解本协议的条款（或者已经请人提供了本协议的翻译件，并获得了逐条的讲解），理解签字人在本协议下的义务，已与其税务和法律顾问一起审查了本协议，没有依赖任何税务和法律顾问的建议（签字人自己的税务和法律顾问除外），会履行其在本协议下的所有义务，并支付其在本协议下所需缴纳的款项。

PRINCIPAL AND PRINCIPAL HOLDING COMPANY

By:	/s/ Jin Xu
Name:	Jin Xu

Namibox Technology Limited

By:	/s/ Jin Xu
Name:	Jin Xu
Title:	Director/Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date herein above first written.

THE INVESTORS:

CHINA BROADBAND CAPITAL PARTNERS III, L.P.

By:	/s/ Wei Liu
Name:	Wei Liu
Title:	Director/Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date herein above first written.

THE INVESTORS:

GIFTED VENTURES II LIMITED

By:	/s/ Tuck Lye Koh
Name:	Tuck Lye Koh
Title:	Director/Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date herein above first written.

THE INVESTORS:

WU CAPITAL LIMITED

By:	/s/ Yajun Wu
Name:	Yajun Wu
Title:	Director/Authorized Signatory

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date herein above first written.

THE INVESTORS:

PEARSON EDUCATION ASIA LIMITED

By:	/s/ Lam Kwok Cheung, Joe
Name:	Lam Kwok Cheung, Joe
Title:	Director/Authorized Signatory